EXHIBIT 10.12

Stephen Kenwood
2073 - 149th Street,
Surrey, BC, Canada, V4A 8L4

Longbow Mining Corp.
186 Stevens Drive,
West Vancouver, BC, Canada, V7S 1C4

I, Stephen Kenwood, hold in trust for Longbow Mining Corp. a 100% undivided interest in ten mineral claims, namely: Wyatt 1 (Tenure Number 391984), Wyatt 2 (Tenure Number 391985), Wyatt 3 (Tenure Number 391986), Wyatt 4 (Tenure Number 391987), Wyatt 5 (Tenure Number 391988), Wyatt 6 (Tenure Number 391989), Wyatt 7 (Tenure Number 391990), Wyatt 8 (Tenure Number 391991), Madi (Tenure Number 392221), Gabi (Tenure Number 392222), located in the Vernon Mining District.

I will deliver full title on demand to Longbow Mining Corp. for as long as the claims are in good standing with the Province of British Columbia.

/s/ "Stephen Kenwood"
Stephen Kenwood